UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On February 1, 2011, Regis Corporation (the Company) announced that the Company agreed, on January 27, 2011, to increase its equity interest in Provalliance, the largest hair salon company in Europe.  Under the terms of the agreement, the Company will pay approximately $56.0 million to secure an additional 17 percent equity interest, bringing its total equity interest in Provalliance to 46 percent.  The transaction is expected to close prior to June 30, 2011.  The transaction results from the Company’s acceptance of a previously-disclosed equity put right held by one of the other investors in Provalliance.  The obligation to purchase the remainder of Provalliance’s equity interest under the previously-disclosed equity put continues to exist through 2018.

A copy of the News Release issued by the Company in connection with this Item 2.04 is attached as Exhibit No. 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated February 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: February 2, 2011	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99	Regis Corporation News Release dated February 1, 2011.